UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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BOX, INC.

(Name of Registrant as Specified In Its Charter)

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BOX, INC.

4440 EL CAMINO REAL

LOS ALTOS, CALIFORNIA 94022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:00 p.m. Pacific Time on Tuesday, June 23, 2015

Dear Stockholders of Box, Inc.:

We cordially invite you to attend the 2015 annual meeting of stockholders (the “Annual Meeting”) of Box, Inc., a Delaware corporation, which will be held on Tuesday, June 23, 2015 at 1:00 p.m. Pacific Time, in person at 650 Page Mill Road, Palo Alto, CA 94304 and via live webcast at www.virtualshareholdermeeting.com/BOX, for the following purposes, as more fully described in the accompanying proxy statement:

1. To elect three Class I directors to serve until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2016; and

3. To transact such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on May 1, 2015 as the record date for the Annual Meeting. Only stockholders of record on May 1, 2015 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

On or about May 11, 2015, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: http://www.boxinvestorrelations.com/Annual-Reports-and-Proxy-Statements. All you have to do is enter the control number located on your Notice or proxy card.

If you attend the Annual Meeting via the live webcast, you will be able to vote and submit questions during the meeting by using the control number located on your Notice or proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible.

We appreciate your continued support of Box.

By order of the Board of Directors,

Aaron Levie
Chairman and Chief Executive Officer
Los Altos, California
May 11, 2015

BOX, INC.

PROXY STATEMENT

FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:00 p.m. Pacific Time on Tuesday, June 23, 2015

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2015 annual meeting of stockholders of Box, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, June 23, 2015 at 1:00 p.m. Pacific Time, in person at 650 Page Mill Road, Palo Alto, CA 94304 and via live webcast at www.virtualshareholdermeeting.com/BOX. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about May 11, 2015 to all stockholders entitled to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

What matters am I voting on?

You will be voting on:

•	the election of three Class I directors to serve until our 2018 annual meeting of stockholders and until their successors are duly elected and qualified;

•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2016; and

•	any other business as may properly come before the Annual Meeting.

How does the Board of Directors recommend I vote on these proposals?

Our Board of Directors recommends a vote:

•	“FOR” the election of Dana Evan, Steven Krausz and Aaron Levie as Class I directors; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2016.

Who is entitled to vote?

Holders of either class of our common stock as of the close of business on May 1, 2015, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 18,199,672 shares of our Class A common stock outstanding and 102,167,056 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B Common Stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our common stock.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote in person at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?

•	Proposal No. 1: The election of directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a director.

•	Proposal No. 2: The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions are considered votes present and entitled to vote on this proposal, and thus will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

What is the quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. on June 22, 2015 (have your Notice or proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903 (have your Notice or proxy card in hand when you call);

•	by completing and mailing your proxy card (if you received printed proxy materials); or

•	by written ballot at the Annual Meeting, or, if you attend the Annual Meeting via the Internet, by following the instructions at www.virtualshareholdermeeting.com/BOX (have your Notice or proxy card in hand when you visit the website).

Even if you plan to participate in the Annual Meeting in person or online, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;

•	completing and mailing a later-dated proxy card;

•	notifying the Secretary of Box, Inc., in writing, at Box, Inc., 4440 El Camino Real, Los Altos, California 94022; or

•	completing a written ballot at the Annual Meeting, or, if you attend the Annual Meeting via the Internet, by following the instructions at www.virtualshareholdermeeting.com/BOX.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the Annual Meeting in person?

Space for the Annual Meeting is limited. Therefore, admission will be on a first-come, first-served basis. Registration will open at 12:30 p.m. Pacific Time and the Annual Meeting will begin at 1:00 p.m. Pacific Time. Each stockholder should be prepared to present:

•	valid government photo identification, such as a driver’s license or passport; and

•	if you are a street name stockholder, proof of beneficial ownership as of May 1, 2015, the record date, such as your most recent account statement reflecting your stock ownership prior to May 1, 2015, along with a copy of the voting instruction card provided by your broker, bank, trustee or other nominee or similar evidence of ownership.

Use of cameras, recording devices, computers and other electronic devices, such as smart phones and tablets, will not be permitted at the Annual Meeting. Please allow ample time for check-in. Parking is limited.

What do I need to do to attend the Annual Meeting via the Internet?

You will be able to attend the Annual Meeting online, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/BOX. To participate in the Annual Meeting online, you will need the control number included on your Notice or proxy card. The Annual Meeting webcast will begin promptly at 1:00 p.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m. Pacific Time, and you should allow ample time for the check-in procedures.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board of Directors. Aaron Levie, Dan Levin and Dylan Smith have been designated as proxy holders by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about May 11, 2015 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.

How are proxies solicited for the Annual Meeting?

Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors, which is a “non-routine” matter, absent direction from you.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

Box, Inc.

Attention: Investor Relations

4440 El Camino Real

Los Altos, California 94022

Tel: (877) 729-4269

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2016 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than January 12, 2016. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Box, Inc.

Attention: Secretary

4440 El Camino Real

Los Altos, California 94022

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before such meeting by or at the direction of our Board of Directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2016 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than February 26, 2016; and

•	not later than the close of business on March 27, 2016.

In the event that we hold our 2016 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before our 2016 annual meeting of stockholders and no later than the close of business on the later of the following two dates:

•	the 90th day prior to our 2016 annual meeting of stockholders; or

•	the 10th day following the day on which public announcement of the date of our 2016 annual meeting of stockholders is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our amended and restated bylaws is available on our website at http://www.boxinvestorrelations.com. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board of Directors, which is currently composed of 10 members. Seven of our directors are independent within the meaning of the listing standards of the New York Stock Exchange. Our Board of Directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names, ages as of March 31, 2015, and certain other information for each of the directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our Board of Directors:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms Expiring at the Annual Meeting/Nominees
Dana Evan(1)(3)	I	55	Director	2011	2015	2018
Steven Krausz(1)	I	60	Director	2013	2015	2018
Aaron Levie	I	30	Chairman and Chief Executive Officer	2005	2015	2018
Continuing Directors
Dan Levin	II	51	President, Chief Operating Officer and Director	2010	2016	—
Gary Reiner(3)	II	60	Director	2012	2016	—
Josh Stein(2)(3)	II	41	Director	2006	2016	—
Rory O’Driscoll(1)(2)	III	50	Director	2010	2017	—
Dylan Smith	III	29	Chief Financial Officer and Director	2005	2017	—
Bryan Taylor(2)	III	44	Director	2014	2017	—
Padmasree Warrior(3)	III	54	Director	2014	2017	—

(1)	Member of our Audit Committee
(2)	Member of our Compensation Committee
(3)	Member of our Nominating and Corporate Governance Committee

Nominees for Director

Dana Evan has served as a member of our Board of Directors since December 2011. Since July 2007, Ms. Evan has invested in and served on the boards of directors of companies in the internet, technology and media sectors. From May 1996 until July 2007, Ms. Evan served as Chief Financial Officer of VeriSign, Inc., a provider of intelligent infrastructure services for the internet and telecommunications networks. Ms. Evan currently serves on the boards of directors of Criteo S.A., a performance display advertising company, Everyday Health, Inc., a provider of digital health and wellness solutions, Proofpoint, Inc., a security-as-a-service provider, and a number of privately held companies, and previously served on the Board of Directors of Fusion-io, Inc., a flash memory technology company. Ms. Evan previously served on the Board of Directors of Omniture, Inc., an online marketing and web analytics company, until it was acquired by Adobe Systems Incorporated in October 2009. Ms. Evan holds a B.S. in Commerce from Santa Clara University and is a certified public accountant (inactive).

Ms. Evan was selected to serve on our Board of Directors because of her experience in operations, strategy, accounting, financial management and investor relations at both publicly and privately held technology companies.

Steven Krausz has served as a member of our Board of Directors since August 2013. Since 1985, Mr. Krausz has served in various roles at U.S. Venture Partners, a venture capital firm, where he currently serves as a Managing Member. Mr. Krausz currently serves on the boards of directors of Imperva, Inc., a data security company, and a number of privately held companies. He previously served on the boards of directors of Guidewire Software, Inc., a provider of software for insurance companies, and Occam Networks, Inc., a broadband network equipment company, until it was acquired by Calix, Inc. in February 2011. Mr. Krausz holds a B.S. in Electrical Engineering from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

Mr. Krausz was selected to serve on our Board of Directors because of his experience in the venture capital industry and as a director of both publicly and privately held technology companies.

Aaron Levie co-founded our company and has served as our Chairman since December 2013 and as our Chief Executive Officer and a member of our Board of Directors since April 2005. Mr. Levie attended the University of Southern California from 2003 to 2005.

Mr. Levie was selected to serve on our Board of Directors because of the perspective and experience he brings as one of our founders.

Continuing Directors

Dan Levin has served as our President and Chief Operating Officer since December 2013, as our Chief Operating Officer since July 2010 and as a member of our Board of Directors since January 2010. From March 2009 to July 2010, Mr. Levin served as an advisor to various technology start-ups, including our company since September 2009. From July 2008 to March 2009, Mr. Levin served as the interim Chief Executive Officer of Picateers Inc., an online photo sales company. Previously, Mr. Levin served in various executive roles at Intuit Inc., a business and financial management solutions company, most recently as Vice President and General Manager, Healthcare. Mr. Levin holds a B.A. in the independent concentration of Applications of Computer Graphics to Statistical Data Analysis from Princeton University.

Mr. Levin was selected to serve on our Board of Directors because of his extensive experience with technology companies.

Gary Reiner has served as a member of our Board of Directors since August 2012. Since November 2011, Mr. Reiner has been an Operating Partner at General Atlantic LLC, a private equity firm. From September 2010 to November 2011, Mr. Reiner served as Special Advisor to General Atlantic. From 1996 to September 2010, Mr. Reiner served as Senior Vice President and Chief Information Officer at General Electric Company, a multinational conglomerate corporation. Mr. Reiner previously held other executive positions with General Electric Company since joining the company in 1991. Mr. Reiner currently serves on the boards of directors of Citigroup Inc., a financial services firm, and Hewlett Packard Company, a computer software, hardware and IT services company. He previously served on the Board of Directors of Genpact Ltd., a business process management company, and a number of General Atlantic’s privately held portfolio companies. Mr. Reiner holds a B.A. in Economics from Harvard University and an M.B.A. from Harvard Business School.

Mr. Reiner was selected to serve on our Board of Directors because of his operating and management experience with technology companies.

Josh Stein has served as a member of our Board of Directors since July 2006. Mr. Stein is a Partner at DFJ (also known as Draper Fisher Jurvetson), a venture capital firm he joined in May 2004. Since December 2006, Mr. Stein has been a Managing Director of several funds affiliated with Draper Fisher Jurvetson. Mr. Stein currently serves on the boards of directors of several privately held companies. Mr. Stein holds a B.A. in Psychology from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business.

Mr. Stein was selected to serve on our Board of Directors because of his experience in the venture capital industry and his knowledge of technology companies.

Rory O’Driscoll has served as a member of our Board of Directors since April 2010. Since 1994, Mr. O’Driscoll has been a Managing Director at Scale Venture Partners, a venture capital firm. Mr. O’Driscoll currently serves on the boards of directors of several privately held companies and previously served on the boards of directors of ExactTarget, Inc., a digital marketing software company, until it was acquired by salesforce.com, inc. in July 2013, and Omniture, Inc. until it was acquired by Adobe Systems Incorporated in October 2009. Mr. O’Driscoll holds a B.Sc. from the London School of Economics.

Mr. O’Driscoll was selected to serve on our Board of Directors because of his experience in the venture capital industry and as a director of both publicly and privately held technology companies.

Dylan Smith co-founded our company and has served as our Chief Financial Officer and as a member of our Board of Directors since April 2005. Mr. Smith holds a B.A. in Economics from Duke University.

Mr. Smith was selected to serve on our Board of Directors because of the perspective and experience he brings as one of our founders.

Bryan Taylor has served as a member of our Board of Directors since August 2014. Mr. Taylor serves as a Partner at TPG Capital, a private equity firm he joined in February 2004. Mr. Taylor currently serves on the boards of directors of IMS Health Holdings, Inc., an information and technology services company, and a number of privately held companies. Mr. Taylor holds a B.A. in Political Science from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

Mr. Taylor was selected to serve on our Board of Directors because of his experience as a director of both publicly and privately held companies and his knowledge of technology companies.

Padmasree Warrior has served as a member of our Board of Directors since March 2014. Ms. Warrior has served as Chief Technology Officer since March 2008 and Chief Strategy Officer since July 2012 at Cisco Systems, Inc., a networking equipment provider. Prior to joining Cisco, Ms. Warrior served in various executive roles at Motorola, Inc., a telecommunications company, from 1998 to November 2007, most recently as Executive Vice President and Chief Technology Officer from January 2003 to November 2007. Ms. Warrior currently serves on the Board of Directors of The Gap, Inc., a retail apparel company. Ms. Warrior holds a B.S. in Chemical Engineering from the Indian Institute of Technology in New Delhi and an M.S. in Chemical Engineering from Cornell University.

Ms. Warrior was selected to serve on our Board of Directors because of her extensive experience with technology companies.

Director Independence

Our Class A common stock is listed on the New York Stock Exchange. Under the listing standards of the New York Stock Exchange, independent directors must comprise a majority of a listed company’s Board of Directors. In addition, the listing standards of the New York Stock Exchange require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the listing standards of the New York Stock Exchange, a director will only qualify as an “independent director” if, in the opinion of that listed company’s Board of Directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the

New York Stock Exchange. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the New York Stock Exchange.

Our Board of Directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our Board of Directors has determined that Mses. Evan and Warrior and Messrs. Krausz, O’Driscoll, Reiner, Stein and Taylor do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of the New York Stock Exchange. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”

Board Leadership Structure

Aaron Levie currently serves as both Chairman of our Board of Directors and as our Chief Executive Officer. Our independent directors bring experience, oversight and expertise from outside of our company, while Mr. Levie brings company-specific experience and expertise. As one of our founders, Mr. Levie is best positioned to identify strategic priorities, lead critical discussion and execute our business plans. We believe that the structure of our Board of Directors and its committees provides effective independent oversight of management while Mr. Levie’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Lead Independent Director

Our Corporate Governance Guidelines provide that if our Chief Executive Officer serves as Chairman of our Board of Directors or if the Chairman is not otherwise independent, our Board of Directors will appoint a Lead Independent Director. Because Mr. Levie is our Chairman and Chief Executive Officer, our Board of Directors has appointed Mr. O’Driscoll to serve as our Lead Independent Director. As Lead Independent Director, Mr. O’Driscoll presides over periodic meetings of our independent directors, serves as a liaison between our Chairman and our independent directors and performs such additional duties as our Board of Directors otherwise determines and delegates.

Board Meetings and Committees

During our fiscal year ended January 31, 2015, our Board of Directors held 13 meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we strongly encourage our directors to attend.

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our Board of Directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our Board of Directors.

Audit Committee

Our Audit Committee consists of Ms. Evan and Messrs. Krausz and O’Driscoll, with Ms. Evan serving as the chair. Each member of our Audit Committee meets the requirements for independence for audit committee members under the listing standards of the New York Stock Exchange and SEC rules and regulations. Each member of our Audit Committee also meets the financial literacy and sophistication requirements of the listing standards of the New York Stock Exchange. In addition, our Board of Directors has determined that Ms. Evan is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, and that simultaneous service by Ms. Evan on the audit committees of more than three public companies does not impair her ability to effectively serve on our Audit Committee. Our Audit Committee is responsible for, among other things:

•	selecting and hiring our independent registered public accounting firm;

•	evaluating the performance and independence of our independent registered public accounting firm;

•	approving the audit and pre-approving any non-audit services to be performed by our independent registered public accounting firm;

•	reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures;

•	overseeing procedures for the treatment of complaints on accounting, internal accounting controls, or audit matters;

•	reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit and the financial statements included in our publicly filed reports;

•	reviewing and approving any proposed related person transactions; and

•	preparing the Audit Committee report included in our annual proxy statement.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our Audit Committee is available on our website at http://www.boxinvestorrelations.com. During our fiscal year ended January 31, 2015, our Audit Committee held six meetings.

Compensation Committee

Our Compensation Committee consists of Messrs. O’Driscoll, Stein and Taylor, with Mr. Stein serving as the chair. Each member of our Compensation Committee meets the requirements for independence for compensation committee members under the listing standards of the New York Stock Exchange and SEC rules and regulations, including Rule 10C-1 under the Exchange Act. Each member of our Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code. Our Compensation Committee is responsible for, among other things:

•	reviewing and approving our Chief Executive Officer’s and other executive officers’ annual base salaries, incentive compensation plans, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change in control agreements, and any other benefits, compensation or arrangements;

•	administering our equity compensation plans;

•	overseeing our overall compensation philosophy, compensation plans and benefits programs; and

•	preparing the Compensation Committee report included in our annual proxy statement.

Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our Compensation Committee is available on our website at http://www.boxinvestorrelations.com/. During our fiscal year ended January 31, 2015, our Compensation Committee held 10 meetings.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Mses. Evan and Warrior and Messrs. Reiner and Stein, with Mr. Reiner serving as the chair. Each member of our Nominating and Corporate Governance Committee meets the requirements for independence under the listing standards of the New York Stock Exchange and SEC rules and regulations. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	evaluating and making recommendations regarding the composition, organization and governance of our Board of Directors and its committees;

•	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;

•	reviewing and making recommendations with regard to our corporate governance guidelines; and

•	reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by our Audit Committee.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of the New York Stock Exchange. A copy of the charter of our Nominating and Corporate Governance Committee is available on our website at http://www.boxinvestorrelations.com. Given that we were still a private company prior to our initial public offering on January 23, 2015, during our fiscal year ended January 31, 2015, our Nominating and Corporate Governance Committee did not meet as a separate body.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Mr. Taylor, a member of our Compensation Committee, is a Partner at TPG Capital. In July 2014, TPG Bogota Holdings, L.P. (“TPG Bogota”) purchased an aggregate of 3,750,000 shares of our Series F redeemable convertible preferred stock from us at a purchase price of $20.00 per share, for an aggregate purchase price of $75,000,000. The sale of our redeemable convertible preferred stock to TPG Bogota was made in connection with our Series F redeemable convertible preferred stock financing and on substantially the same terms and conditions as all other sales of our redeemable convertible preferred stock by us in such financing.

Mr. O’Driscoll, a member of our Compensation Committee, is a Managing Director at Scale Venture Partners. Mr. Stein, a member of our Compensation Committee, is a Managing Director at Draper Fisher Jurvetson. TPG Bogota and entities affiliated with Scale Venture Partners and Draper Fisher Jurvetson are also party to our investors’ rights agreement. See the section titled “Related Person Transactions” for further description of these transactions.

Considerations in Evaluating Director Nominees

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our Nominating and Corporate Governance Committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our Nominating and Corporate Governance Committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our Nominating and Corporate Governance Committee to perform all board of director and committee responsibilities. Members of our Board of Directors are expected to prepare for, attend, and participate in all board of director and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

Although our Board of Directors does not maintain a specific policy with respect to board diversity, our Board of Directors believes that our Board of Directors should be a diverse body, and our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. Our Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board of Directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

Our Nominating and Corporate Governance Committee will consider candidates for director recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of our company continuously for at least twelve (12) months prior to the date of the submission of the recommendation, so long as such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our General Counsel or our Legal Department in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our Board of Directors. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.

Under our bylaws, stockholders may also nominate persons for our Board of Directors. Any nomination must comply with the requirements set forth in our bylaws and should be sent in writing to our General Counsel or our Legal Department at Box, Inc., 4440 El Camino Real, Los Altos, California 94022. To be timely for our 2016 annual meeting of stockholders, our General Counsel or Legal Department must receive the nomination no earlier than February 26, 2016 and no later than March 27, 2016.

Communications with the Board of Directors

Interested parties wishing to communicate with our Board of Directors or with an individual member or members of our Board of Directors may do so by writing to our Board of Directors or to the particular member or members of our Board of Directors, and mailing the correspondence to our General Counsel at Box, Inc., 4440 El Camino Real, Los Altos, California 94022. Our General Counsel, in consultation with appropriate members of our Board of Directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Chairman of our Board of Directors.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board of Directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the Corporate Governance portion of our website at http://www.boxinvestorrelations.com/. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.

Risk Management

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our Board of Directors believes that open communication between management and our Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our Board of Directors, where, among other topics, they discuss strategy and risks facing the company, as well at such other times as they deemed appropriate.

While our Board of Directors is ultimately responsible for risk oversight, our board committees assist our Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Audit Committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full Board of Directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

Director Compensation

Our Board of Directors approved our Outside Director Compensation Policy in January 2015 and most recently amended it in March 2015. Under our Outside Director Compensation Policy, members of our Board of Directors who are not employees of Box (“outside directors”) will receive compensation in the form of equity and cash, as described below:

Cash Compensation

Each year, each outside director will be eligible to receive a cash retainer of $30,000 for serving on our Board of Directors. In addition, each year, outside directors will also be eligible to receive the following cash fees for service on the committees of our Board of Directors:

Committee	Committee Member Annual Retainer	Committee Chair Annual Retainer
Audit Committee	$8,000	$20,000
Compensation Committee	$8,000	$12,000
Nominating and Corporate Governance Committee	$4,000	$8,000

In addition, each year our Lead Independent Director will be eligible to receive a cash retainer of $12,000 for service as our Lead Independent Director.

Equity Compensation

Upon joining our Board of Directors, each newly-elected outside director will receive an equity award with a value of $450,000 (“Initial Award”). The Initial Award will be comprised of stock options and restricted stock units, each having a value of 50% of the aggregate Initial Award. The Initial Award will vest generally over a three-year period, subject to continued service through each vesting date.

On the date of each annual meeting of our stockholders beginning with our 2015 annual meeting, each outside director will receive an equity award with a value of $200,000 (“Annual Award”). The Annual Award will be comprised of stock options and restricted stock units, each having a value of 50% of the aggregate Annual Award. The Annual Award will fully vest upon the earlier of the 12-month anniversary of the grant date or the next annual meeting, in each case, subject to continued service through the vesting date. An outside director will not be eligible for an Annual Award unless the outside director has been a director for at least one full calendar year or since the previous year’s annual meeting.

Notwithstanding the vesting schedules described above, the vesting of each equity award will accelerate in full upon a change in control.

The number of restricted stock units subject to an Initial Award or Annual Award will be determined by dividing the specified value of the restricted stock units by the average closing price of a share of our Class A common stock for the 30-trading day period ending the trading day before the grant date. The number of stock options subject to an Initial Award or Annual Award will be determined by multiplying the number of shares of our Class A common stock determined in the preceding sentence by two.

Compensation for Fiscal Year 2015

The following table provides information regarding the total compensation that was granted to each of our non-employee directors in our fiscal year ended January 31, 2015. Our non-employee directors did not receive any cash compensation for their service on our Board of Directors or committees of our Board of Directors in our fiscal year ended January 31, 2015.

Director	Option Awards($)(1)	Stock Awards($)(1)	Total($)
Dana Evan	—	—	—
Steven Krausz	—	—	—
Rory O’Driscoll	—	—	—
Gary Reiner	—	—	—
Josh Stein	—	—	—
Bryan Taylor	—	—	—
Padmasree Warrior(2)	230,933	240,975	471,908

(1)	The amounts reported represent the aggregate grant-date fair value of the stock options and restricted stock units awarded to the director, calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant-date fair value of the stock options and restricted stock units reported in this column are set forth in Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K, as filed with the SEC on March 30, 2015.
(2)	As of January 31, 2015, Ms. Warrior held an option to purchase 27,000 shares of our Class B common stock and 10,125 shares of our Class B common stock issuable upon the vesting of restricted stock units. 1/36 of the shares subject to the option vested on April 20, 2014, and 1/36 of the shares vest monthly thereafter. 1,125 of the restricted stock units vested on March 20, 2015, and 1/8 of the remaining restricted stock units vest every three months thereafter.

Our directors who are also our employees receive no additional compensation for their service as directors. During our fiscal year ended January 31, 2015, Messrs. Levie, Levin and Smith were our employees. See the section titled “Executive Compensation” for additional information about the compensation paid to Messrs. Levie, Levin and Smith.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of 10 members. In accordance with our amended and restated certificate of incorporation, our Board of Directors is divided into three staggered classes of directors. At the Annual Meeting, three Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of our company.

Nominees

Our Nominating and Corporate Governance Committee has recommended, and our Board of Directors has approved, Dana Evan, Steven Krausz and Aaron Levie as nominees for election as Class I directors at the Annual Meeting. If elected, each of Ms. Evan and Messrs. Krausz and Levie will serve as Class I directors until our 2018 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Ms. Evan and Messrs. Krausz and Levie. We expect that each of Ms. Evan and Messrs. Krausz and Levie will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board of Directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required

The election of directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Ernst & Young LLP (“E&Y”), independent registered public accountants, to audit our consolidated financial statements for our fiscal year ending January 31, 2016. During our fiscal year ended January 31, 2015, E&Y served as our independent registered public accounting firm.

Notwithstanding the appointment of E&Y and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of E&Y as our independent registered public accounting firm for our fiscal year ending January 31, 2016. Our Audit Committee is submitting the appointment of E&Y to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of E&Y will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of E&Y, our Board of Directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our company by E&Y for our fiscal years ended January 31, 2014 and 2015.

	2014	2015
Audit Fees(1)	$1,296,026	$2,443,930
Audit-Related Fees(2)	$—	$90,720
Tax Fees(3)	$837,770	$247,912
All Other Fees	$—	$—

Total Fees	$2,133,796	$2,782,562

(1)	Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for our fiscal years ended January 31, 2014 and 2015 also consisted of professional services rendered in connection with our Registration Statement on Form S-1 related to the initial public offering of our Class A common stock completed in January 2015.
(2)	Audit-Related Fees consist of fees for professional services with respect to the Statement on Standards for Attestation Engagements (SSAE) No. 16 and Trust Services Principles, related to our enterprise content collaboration service.
(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

Auditor Independence

Pursuant to its charter and the policy described further below, our Audit Committee pre-approves audit and non-audit services rendered by our independent registered public accounting firm, E&Y. Our Audit Committee has determined that the rendering of non-audit services for tax compliance and structure advice, privacy, and ISO 27001 attestation services by E&Y is compatible with maintaining the independence of E&Y.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to E&Y for our fiscal years ended January 31, 2014 and 2015 were pre-approved by our Audit Committee.

Vote Required

The ratification of the appointment of E&Y as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a committee of the Board of Directors comprised solely of independent directors as required by the listing standards of the New York Stock Exchange and rules and regulations of the SEC. The Audit Committee operates under a written charter approved by the Board of Directors, which is available on the company’s website at http://www.boxinvestorrelations.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

With respect to the company’s financial reporting process, the management of the company is responsible for (1) establishing and maintaining internal controls and (2) preparing the company’s consolidated financial statements. The Company’s independent registered public accounting firm, Ernst & Young LLP (“E&Y”), is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare the company’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management and E&Y;

•	discussed with E&Y the matters required to be discussed by the statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with E&Y its independence.

Based on the Audit Committee’s review and discussions with management and E&Y, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2015 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Dana Evan (Chair)

Steven Krausz

Rory O’Driscoll

This report of the Audit Committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of March 31, 2015. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Aaron Levie	30	Chairman and Chief Executive Officer
Dan Levin	51	President, Chief Operating Officer and Director
Dylan Smith	29	Chief Financial Officer and Director
Peter McGoff	50	Senior Vice President, General Counsel and Corporate Secretary
Graham Younger	46	Executive Vice President, Worldwide Field Operations

Aaron Levie co-founded our company and has served as our Chairman since December 2013 and as our Chief Executive Officer and a member of our Board of Directors since April 2005. Mr. Levie attended the University of Southern California from 2003 to 2005.

Dan Levin has served as our President and Chief Operating Officer since December 2013, as our Chief Operating Officer since July 2010 and as a member of our Board of Directors since January 2010. From March 2009 to July 2010, Mr. Levin served as an advisor to various technology start-ups, including our company since September 2009. From July 2008 to March 2009, Mr. Levin served as the interim Chief Executive Officer of Picateers Inc., an online photo sales company. Previously, Mr. Levin served in various executive roles at Intuit Inc., a business and financial management solutions company, most recently as Vice President and General Manager, Healthcare. Mr. Levin holds a B.A. in the independent concentration of Applications of Computer Graphics to Statistical Data Analysis from Princeton University.

Dylan Smith co-founded our company and has served as our Chief Financial Officer and as a member of our Board of Directors since April 2005. Mr. Smith holds a B.A. in Economics from Duke University.

Peter McGoff has served as our Senior Vice President, General Counsel and Corporate Secretary since April 2012. From June 2000 to April 2012, Mr. McGoff served as Senior Vice President and General Counsel of Informatica Corporation, an enterprise data integration software company. Mr. McGoff holds a B.S. in Finance from California State University, Sacramento, a J.D. from the University of the Pacific and an LL.M. in Intellectual Property Law from the London School of Economics.

Graham Younger has served as our Executive Vice President, Worldwide Field Operations since February 2014. From August 2011 to February 2014, Mr. Younger was employed by SuccessFactors, Inc., a software company and subsidiary of SAP America, Inc., most recently serving as Senior Vice President and General Manager, Global Sales. From August 2008 to August 2011, Mr. Younger was employed by Oracle Corporation, a computer technology company, most recently serving as a Global Vice President of Sales. Mr. Younger is a Computer Science graduate from Birmingham City University, England.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our Board of Directors on its discussions, decisions and other actions. Typically, our President and Chief Operating Officer makes recommendations to our Compensation Committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers that report to him, except that our President and Chief Operating Officer does not make recommendations as to his own compensation. Our President and Chief Operating Officer, in consultation with our Chief Executive Officer and Chief Financial Officer, makes recommendations to our Compensation Committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our Compensation Committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the Chief Executive Officer, as well as each individual compensation component. Our Compensation Committee makes recommendations to our Board of Directors regarding compensation for our Chief Executive Officer. The independent members of our Board of Directors make the final decisions regarding executive compensation for our Chief Executive Officer.

The Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2012, the Compensation Committee retained Compensia, a national compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Accordingly, Compensia now serves at the discretion of the Compensation Committee. The Compensation Committee engaged Compensia to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

Fiscal 2015 Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our Chief Executive Officer and our two other most highly compensated executive officers in our fiscal year ended January 31, 2015. The individuals listed in the table below are our named executive officers for our fiscal year ended January 31, 2015.

Name and Principal Position	Fiscal Year	Salary($)	Bonus($)(1)	Stock Awards($)(2)	Option Awards($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Aaron Levie	2015	155,000	38,750	—	—	—	272	194,022
Chairman and Chief Executive Officer	2014 2013	150,833 140,833	38,750 —	— —	— 1,827,185	— 39,773	87 53	189,670 2,007,844

Dan Levin	2015	270,625	68,750	—	4,224,044	—	858	4,564,277
President and Chief Operating Officer	2014	240,000	60,000	—	1,656,552	—	388	1,956,940

Graham Younger	2015	286,250	210,935	3,141,600	1,939,809	—	35,446	5,614,040
Executive Vice President, Worldwide Field Operations

(1)	The amounts reported represent discretionary bonuses earned in fiscal 2015 and fiscal 2014.
(2)

The amounts reported represent the grant date fair value of the awards granted to the named executive officers during fiscal 2015, fiscal 2014 and fiscal 2013 as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K, as filed with the SEC on March 30, 2015.
(3)	The amounts reported represent amounts earned in fiscal 2013 under our 2012 executive bonus program.
(4)	The amounts reported represent (i) amounts paid on behalf of the named executive officers for basic life insurance and (ii) for Mr. Younger, $34,960 in temporary housing expenses.

Executive Employment Agreements

Aaron Levie

We have entered into a confirmatory employment letter with Aaron Levie, our Chairman and Chief Executive Officer. The confirmatory employment letter has no specific term and provides that Mr. Levie is an at-will employee. Mr. Levie’s current annual base salary is $155,000, and he is eligible for annual target incentive payments equal to 50% of his base salary.

Dan Levin

We have entered into a confirmatory employment letter with Dan Levin, our President and Chief Operating Officer. The confirmatory employment letter has no specific term and provides that Mr. Levin is an at-will employee. Mr. Levin’s current annual base salary is $275,000, and he is eligible for annual target incentive payments equal to 50% of his base salary.

Graham Younger

We have entered into a confirmatory employment letter with Graham Younger, our Executive Vice President, Worldwide Field Operations. The confirmatory employment letter has no specific term and provides that Mr. Younger is an at-will employee. Mr. Younger’s current annual base salary is $300,000, and he is eligible for annual target incentive payments equal to 100% of his base salary.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by our named executive officers at January 31, 2015.

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(11)
			Exercisable (#)	Unexercisable (#)
Aaron Levie	07/15/2010	(1)	588,841	—	0.29	07/14/2020	—	—
	04/07/2011	(1)	25,000	—	0.59	04/06/2021	—	—
	04/02/2012	(2)	577,498	192,502	1.16	04/01/2022	—	—
	04/02/2012	(3)	204,999	205,001	4.00	04/01/2022	—	—
	04/02/2012	(4)	102,499	307,501	4.00	04/01/2022	—	—
	04/27/2012	(5)	—	410,000	4.00	04/26/2022	—	—
Dan Levin	04/19/2013	(6)	71,875	228,125	4.63	04/18/2023	—	—
	04/19/2013	(1)	300,000	—	4.63	04/18/2023	—	—
	04/03/2014	(7)	—	300,000	17.85	04/02/2024	—	—
	01/02/2015	(8)	—	250,000	14.05	01/02/2025	—	—
Graham Younger	04/03/2014	(9)	—	224,000	17.85	04/02/2024	—	—
	04/03/2014	(10)	—	—	—	—	176,000	3,310,560

(1)	The stock option is fully vested and exercisable.
(2)	One forty-eighth of the shares subject to the option vested on February 1, 2012 and one forty-eighth of the shares vest monthly thereafter, subject to continued service to us.

(3)	One forty-eighth of the shares subject to the option vested on February 1, 2013 and one forty-eighth of the shares vest monthly thereafter, subject to continued service to us.
(4)	One forty-eighth of the shares subject to the option vested on February 1, 2014 and one forty-eighth of the shares vest monthly thereafter, subject to continued service to us.
(5)	One forty-eighth of the shares subject to the option vested on February 1, 2015 and one forty-eighth of the shares vest monthly thereafter, subject to continued service to us.
(6)	One ninety-sixth of the shares subject to the option vested monthly over two years beginning on February 1, 2013 and one thirty-second of the shares vest monthly thereafter, subject to continued service to us.
(7)	One fourth of the shares subject to the option vested on February 1, 2015 and one forty-eighth of the shares vest monthly thereafter, subject to continued service to us.
(8)	One fourth of the shares subject to the option vest on March 20, 2016 and one forty-eighth of the shares vest monthly thereafter, subject to continued service to us.
(9)	One fourth of the shares subject to the option vested on February 18, 2015 and one forty-eighth of the shares vest monthly thereafter, subject to continued service to us.
(10)	One fourth of the shares underlying the restricted stock units vested on March 20, 2015 and one sixteenth of the shares vest quarterly thereafter, subject to continued service to us.
(11)	This column represents the market value of the shares underlying the restricted stock units as of January 31, 2015, based on the closing price of our Class A common stock, as reported on the New York Stock Exchange, of $18.81 per share on January 30, 2015.

Potential Payments upon Termination or Change of Control

In June 2014, our Compensation Committee approved change in control and severance agreements, or change in control agreements, for our named executive officers, which require us to make specific payments and benefits in connection with the termination of such named executive officers’ employment under certain circumstances. These change in control agreements superseded any other agreement or arrangement relating to severance benefits with these named executive officers or any terms of their option agreements related to vesting acceleration or other similar severance-related terms. The descriptions that follow describe such payments and benefits that may be owed by us to each of our named executive officers upon the named executive officer’s termination under certain circumstances.

The change in control agreements will remain in effect for an initial term of three years. At the end of the initial term, each agreement will automatically renew for an additional one-year period unless either party provides notice of nonrenewal within 90 days prior to the date of the automatic renewal. The change in control agreements also acknowledge that each named executive officer is an at-will employee, whose employment can be terminated at any time.

In order to receive the severance benefits described below, each named executive officer is obligated to execute a release of claims against us, provided such release of claims becomes effective and irrevocable no later than 60 days following such named executive officer’s termination date, and to continue to comply with the terms of the named executive officer’s proprietary agreement with us.

In the event of a termination of employment without “cause” (as generally defined below) outside of the “change in control period” (as generally defined below), a named executive officer will receive the following:

•	continued payments of base salary for six months; and

•	paid COBRA benefits for six months.

In the event of a termination of employment without “cause” or a resignation for “good reason” (as generally defined below) during the “change of control period,” Messrs. Levie and Levin will receive the following:

•	a lump-sum payment of 12 months of base salary;

•	a lump-sum payment equal to 100% of the target bonus;

•	paid COBRA benefits for 12 months; and

•	100% acceleration of equity awards.

In the event of a termination of employment without “cause” or a resignation for “good reason” (as generally defined below) during the “change of control period,” Mr. Younger will receive the following:

•	a lump-sum payment of 12 months of base salary;

•	a lump-sum payment equal to 100% of the target bonus;

•	paid COBRA benefits for 12 months; and

•	24 months acceleration of equity awards.

In the event any payment to one of our named executive officers is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a “parachute payment” under Section 280G of the Internal Revenue Code), the executive officer will be entitled to receive such payment as would entitle him to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

For the purpose of the change of control agreements, “cause” means generally the occurrence of any of the following:

•	an act of dishonesty by the executive in connection with the executive’s responsibilities as an employee;

•	the executive’s conviction of, or entry of a plea of guilty or nolo contendere to, a felony or any crime involving fraud or embezzlement;

•	the executive’s gross misconduct;

•	the unauthorized use or disclosure by the executive of our proprietary information or trade secrets or those of any other party to whom the executive owes an obligation of nondisclosure as a result of the executive’s relationship with us;

•	the executive’s willful breach of any obligations under any written agreement or covenant with us;

•	the executive’s failure to cooperate with an investigation by a governmental authority; or

•	the executive’s continued failure to perform his duties after notice and a cure period.

For the purpose of the change in control agreements with Messrs. Levie and Levin, “good reason” means generally an executive’s voluntary termination following the expiration of any cure period following the occurrence of one or more of the following without the executive’s consent:

•	a material reduction of the executive’s duties, authorities or responsibilities other than a reduction following a change in control where the executive assumes similar functional duties for a stand-alone business unit due to the company becoming part of a larger entity; provided that a reduction resulting from the company not being a stand-alone business unit following a change in control will affirmatively be grounds for good reason;

•	a material reduction of the executive’s base salary; or

•	a material change in the geographic location of the executive’s primary work facility or location.

For the purpose of the change in control agreement with Mr. Younger, “good reason” means generally an executive’s voluntary termination following the expiration of any cure period following the occurrence of one or more of the following without the executive’s consent:

•	a material reduction of the executive’s duties, authorities or responsibilities other than a reduction following a change in control due to the company being part of a larger entity where the executive assumes similar functional duties;

•	a material reduction of the executive’s base salary; or

•	a material change in the geographic location of the executive’s primary work facility or location.

For the purpose of the change in control agreements, “change in control period” means generally the period beginning three months prior to, and ending 12 months following, a change in control.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section titled “Executive Compensation” with management. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the section titled “Executive Compensation” be included in this proxy statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Josh Stein (Chair)

Rory O’Driscoll

Bryan Taylor

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of January 31, 2015. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Class of Common Stock	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	Class A(2)	—	$—	14,863,489
	Class B(3)	22,405,280	$5.67	—
Equity compensation plans not approved by stockholders		—	—	—
Total	Class A and Class B	22,405,280	$5.67	14,863,489

(1)	The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying restricted stock units, which have no exercise price.
(2)

Includes the following plans: Box, Inc. 2015 Equity Incentive Plan (2015 Plan) and Box, Inc. 2015 Employee Stock Purchase Plan (ESPP). Our 2015 Plan provides that on the first day of each fiscal year beginning in fiscal 2016, the number of shares of Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 12,200,000 shares, (ii) 5% of the outstanding shares of our capital stock as of the last day of our immediately preceding fiscal year, or (iii) such other amount as our Board of Directors may determine. Our ESPP provides that on the first day of each fiscal year beginning in fiscal 2016, the number of shares of Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 2,500,000 shares, (ii) 1% of the outstanding shares of our capital stock on the first day of such fiscal year, or (iii) such other amount as our Board of Directors may determine. On February 1, 2015, the number of shares of Class A common stock available for issuance under our 2015 Plan and our ESPP increased by 5,982,751 shares and 1,196,550 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.
(3)	Includes the following plans: Box, Inc. 2011 Equity Incentive Plan and Box, Inc. 2006 Stock Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of March 31, 2015 for:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our Class A common stock or Class B common stock;

•	each of our named executive officers;

•	each of our directors and nominees for director; and

•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of our capital stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 14,491,196 shares of our Class A common stock and 105,778,843 shares of our Class B common stock outstanding as of March 31, 2015. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options held by the person that are currently exercisable or exercisable within 60 days of March 31, 2015 and issuable upon the vesting of RSUs held by the person within 60 days of March 31, 2015. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Box, Inc., 4440 El Camino Real, Los Altos, California 94022. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Class A Common Stock		Class B Common Stock		Percent of Total Voting Power
Name of Beneficial Owner	Number	Percent	Number	Percent
5% Stockholders:
Entities affiliated with Draper Fisher Jurvetson(1)	—	—	23,016,047	21.8%	21.5%
U.S. Venture Partners IX, L.P.(2)	—	—	11,713,775	11.1%	10.9%
Entities affiliated with Coatue Management, L.L.C.(3)	1,250,555	8.6%	8,938,257	8.4%	8.3%
Entities affiliated with General Atlantic(4)	—	—	7,636,560	7.2%	7.1%
Scale Venture Partners III, L.P.(5)	—	—	6,711,857	6.3%	6.3%
TPG Bogota Holdings, L.P.(6)	—	—	5,952,380	5.6%	5.6%
Named Executive Officers and Directors:
Aaron Levie(7)	—	—	4,230,876	3.9%	3.9%
Dan Levin(8)	—	—	2,051,496	1.9%	1.9%
Graham Younger(9)	—	—	101,833	*	*
Dylan Smith (10)	—	—	1,855,781	1.7%	1.7%
Dana Evan(11)	—	—	160,000	*	*
Steven Krausz(12)	—	—	11,713,775	11.1%	10.9%
Rory O’Driscoll(13)	—	—	6,711,857	6.3%	6.3%
Gary Reiner	—	—	—	—	—
Josh Stein	—	—	—	—	—
Bryan Taylor	—	—	—	—	—
Padmasree Warrior(14)	—	—	15,000	*	*
All current executive officers and directors as a group (12 persons)(15)	—	—	27,060,409	24.9%	24.6%

*	Represents beneficial ownership of less than one percent (1%).
(1)	Consists of (i) 14,904,281 shares held of record by Draper Fisher Jurvetson Fund VIII, L.P. (Fund VIII); (ii) 4,660,560 shares held of record by Draper Fisher Jurvetson Fund IX, L.P. (“Fund IX”); (iii) 1,490,740 shares held of record by Draper Associates, L.P. (“DALP”); (iv) 1,390,544 shares held of record by Draper Fisher Jurvetson Growth Fund 2006, L.P. (“Growth Fund”); (v) 331,206 shares held of record by Draper Fisher Jurvetson Partners VIII, LLC (“Partners VIII”); (vi) 126,295 shares held of record by Draper Fisher Jurvetson Partners IX, LLC (“Partners IX”); and (vii) 112,421 shares held of record by Draper Fisher Jurvetson Partners Growth Fund 2006, LLC (“Partners Growth”). Timothy C. Draper, John H.N. Fisher, and Stephen T. Jurvetson, as the managing directors of the general partner entities of Fund VIII and Fund IX and managing members of Partners VIII and Partners IX share voting and dispositive power with respect to the shares held by Fund VIII, Fund IX, Partners VIII and Partners IX. Mark W. Bailey, Mr. Fisher and Barry M. Schuler, as the managing directors of the general partner of Growth Fund, share voting and dispositive power with respect to the shares held by Growth Fund. Any three of Messrs. Bailey, Draper, Fisher and Jurvetson and Mr. Schuler, as the managing members of Partners Growth, share voting and dispositive power with respect to the shares held by Partners Growth. Mr. Draper, as the President of Draper Associates, Inc., the general partner of DALP, shares voting and dispositive power with respect to the shares held by DALP. The address for each of these entities is c/o Draper Fisher Jurvetson, 2882 Sand Hill Road, Suite 150, Menlo Park, California 94025.
(2)	Consists of 11,713,775 shares held of record by U.S. Venture Partners IX, L.P. (“USVP IX”). Presidio Management Group IX, L.L.C. (“PMG IX”), the general partner of USVP IX, has sole voting and dispositive power with respect to the shares held by USVP IX. Irwin Federman, Steven Krausz, David Liddle, Paul Matteucci, Jonathan Root, Casey Tansey and Philip Young, the managing members of PMG IX, share voting and dispositive power with respect to the shares held by USVP IX. The address for each of these entities is c/o U.S. Venture Partners, 2735 Sand Hill Road, Menlo Park, California 94025.
(3)	According to a Schedule 13(G) filed with the SEC on January 22, 2015, Coatue Management, L.L.C. and Philippe Laffont share voting and dispositive power over 1,250,555 shares of Class A common stock and Coatue Offshore Master Fund, Ltd. (Coatue Master Fund) shares voting and dispositive power over 1,022,672 shares of Class A common stock. The number of shares of Class B common stock reported consists of (i) 3,382,703 shares held of record by Coatue Private Fund I LP (Private Fund); (ii) 4,761,904 shares held of record by Coatue Master Fund; and (iii) 793,650 shares held of record by Exuma Offshore Master Fund Ltd. (Exuma Master Fund). Coatue Hybrid GP I LLC (General Partner), the general partner of Private Fund, has retained Coatue Management, L.L.C. to serve as the investment manager to the Private Fund. Coatue Management, L.L.C. also serves as investment manager to both Coatue Master Fund and Exuma Master Fund. Philippe Laffont serves as managing member to both General Partner and Coatue Management, L.L.C. and has voting and dispositive power with respect to the shares of Class B common stock held by the Private Fund, Coatue Master Fund, and Exuma Master Fund. The address for Philippe Laffont and each of these entities is 9 West 57th Street, 25th Floor, New York, NY 10019.
(4)

Consists of (i) 7,076,139 shares held of record by General Atlantic Partners 90, L.P. (“GAP 90”); (ii) 18,627 shares held of record by GAP Coinvestments CDA, L.P. (“GAPCO CDA”); (iii) 441,949 shares held of record by GAP Coinvestments III, LLC (“GAPCO III”); (iv) 82,194 shares held of record by GAP Coinvestments IV, LLC (“GAPCO IV”); and (v) 17,651 shares held of record by GAPCO GmbH & Co. KG (“GAPCO KG,” together with GAP 90, GAPCO CDA, GAPCO III and GAPCO IV, the “GA Funds”). The general partner of GAP 90 is General Atlantic GenPar, L.P. (“GA GenPar”) and the general partner of GA GenPar is General Atlantic LLC (“GA LLC”). GA LLC is the managing member of GAPCO III and GAPCO IV. GA LLC is also the general partner of GAPCO CDA. The general partner of GAPCO KG is GAPCO Management GmbH (“GAPCO Management”). The Managing Directors of GA LLC control the voting and dispositive decisions made by GAPCO KG and GAPCO Management. There are 22 Managing Directors of GA LLC and they may be deemed to share voting and dispositive power with respect to the shares held by the GA Funds. The Managing Directors of GA LLC are William E. Ford, Steven A. Denning, John D. Bernstein, J. Frank Brown, Gabriel Caillaux, Andrew Crawford, Mark F. Dzialga, Cory Eaves, Martin Escobari, David C. Hodgson, Rene M. Kern, Jonathan Korngold, Christopher G. Lanning, Anton

J. Levy, Adrianna C. Ma, Thomas J. Murphy, Sandeep Naik, Andrew C. Pearson, Brett B. Rochkind, David A. Rosenstein, Graves Tompkins and Robbert Vorhoff. GA LLC, GA GenPar, GAP 90, GAPCO III, GAPCO IV, GAPCO CDA, GAPCO KG and GAPCO Management are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. The address of the General Atlantic entities (other than GAPCO KG and GAPCO Management) is c/o General Atlantic Service Company, LLC, 55 East 52nd Street, 32nd Floor, New York, New York 10055. The address of GAPCO KG and GAPCO Management is c/o General Atlantic GmbH, Maximilianstrasse 35b, 5th floor, 80539 Munich, Germany.
(5)	Consists of 6,711,857 shares held of record by Scale Venture Partners III, L.P. (“SVP III”). Scale Venture Management III, LLC (“SVM III”), the general partner of SVP III, has sole voting and dispositive power with respect to the shares held by SVP III. Stacey Bishop, Kate Mitchell, Rory O’Driscoll and Andy Vitus, the managing members of SVM III, share voting and dispositive power with respect to the shares held by SVP III. The address for each of these entities is c/o Scale Venture Partners, 950 Tower Lane, Suite 700, Foster City, California 94404.
(6)	Consists of 5,952,380 shares held of record by TPG Bogota Holdings, L.P. (“TPG Bogota”), whose general partner is TPG Growth II Advisors, Inc. David Bonderman and James G. Coulter are officers and sole shareholders of TPG Growth II Advisors, Inc. and therefore may be deemed to share voting and dispositive power with respect to, and be the beneficial owners of, the shares held by TPG Bogota. The address of each of TPG Growth II Advisors, Inc. and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(7)	Consists of (i) 2,565,372 shares held of record by Mr. Levie; and (ii) 1,665,504 shares subject to options exercisable within 60 days of March 31, 2015, all of which are fully vested as of such date.
(8)	Consists of (i) 1,286,254 shares held of record by Daniel J. Levin and Naomi J. Andrews, as Trustees of the Levin/Andrews Family Trust dated 9/18/99; (ii) 134,184 shares held of record by Daniel J. Levin, as Trustee of the Daniel Levin GRAT dated 12/10/13; (iii) 134,184 shares held of record by Naomi J. Andrews, as Trustee of the Naomi J. Andrews GRAT dated 12/10/13; and (iv) 496,874 shares subject to options exercisable within 60 days of March 31, 2015, all of which are fully vested as of such date.
(9)	Consists of (i) 31,834 shares held of record by Mr. Younger; and (ii) 69,999 shares subject to options exercisable within 60 days of March 31, 2015, all of which are fully vested as of such date.
(10)	Consists of (i) 1,316,545 shares held of record by Mr. Smith; (ii) 85,000 shares held of record by the DCS GRAT of 2014 for which Mr. Smith serves as trustee, and (iii) 454,236 shares subject to options exercisable within 60 days of March 31, 2015, all of which are fully vested as of such date.
(11)	Consists of 160,000 shares held of record by Ms. Evan, of which 26,666 shares may be repurchased by us at the original purchase price of $1.16 within 60 days of March 31, 2015.
(12)	Consists of the shares listed in footnote (2) above, which are held by USVP IX. Mr. Krausz is a managing member at U.S. Venture Partners and shares voting and dispositive power with respect to the shares held by USVP IX.
(13)	Consists of the shares listed in footnote (5) above, which are held by SVP III. Mr. O’Driscoll is a managing member at SVM III and shares voting and dispositive power with respect to the shares held by SVP III.
(14)	Consists of (i) 4,500 shares held of record by Ms. Warrior and (ii) 10,500 shares subject to options exercisable within 60 days of March 31, 2015, all of which are fully vested as of such date.
(15)	Consists of (i) 24,293,505 shares beneficially owned by our current executive officers and directors, of which 61,041 shares may be repurchased by us at the original purchase price within 60 days of March 31, 2015 and (ii) 2,766,904 shares subject to options exercisable within 60 days of March 31, 2015, all of which are fully vested as of such date.

RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

Series F Redeemable Convertible Preferred Stock Financing

In July 2014, we sold an aggregate of 7,500,000 shares of our Series F redeemable convertible preferred stock at a purchase price of $20.00 per share, for an aggregate purchase price of $150,000,000, pursuant to our Series F redeemable convertible preferred stock financing. The following table summarizes purchases of our Series F redeemable convertible preferred stock by related persons:

Stockholder	Shares of Series F Redeemable Convertible Preferred Stock	Total Purchase Price
Entities affiliated with Coatue Management, L.L.C.(1)	3,750,000	$75,000,000
TPG Bogota Holdings, L.P.(2)	3,750,000	75,000,000

(1)	Affiliates of Coatue Management, L.L.C. holding our securities whose shares are aggregated for purposes of reporting share ownership information are Exuma Offshore Master Fund Ltd., Coatue Offshore Master Fund, Ltd. and Coatue Private Fund I LP.
(2)	Bryan Taylor, a member of our Board of Directors, is a Partner at TPG Capital.

Investors’ Rights Agreement

We are party to an investors’ rights agreement which provides, among other things, that certain holders of our capital stock, including entities affiliated with Draper Fisher Jurvetson, U.S. Venture Partners IX, L.P., entities affiliated with General Atlantic, Scale Venture Partners III, L.P., entities affiliated with Coatue Management, L.L.C., TPG Bogota Holdings, L.P., Aaron Levie, our Chairman and Chief Executive Officer, and Dylan Smith, our Chief Financial Officer, have the right to demand that we file a registration statement or request that their shares of our capital stock be included on a registration statement that we are otherwise filing.

Right of First Refusal

Pursuant to our equity compensation plans and certain agreements with our stockholders as in effect before our initial public offering, including a right of first refusal and co-sale agreement with certain holders of our capital stock, including entities affiliated with Draper Fisher Jurvetson, U.S. Venture Partners IX, L.P., entities affiliated with General Atlantic, Scale Venture Partners III, L.P., entities affiliated with Coatue Management, L.L.C., TPG Bogota Holdings, L.P., Aaron Levie, our Chairman and Chief Executive Officer, Dylan Smith, our Chief Financial Officer, and Dan Levin, our President and Chief Operating Officer, we or our assignees had a right to purchase shares of our capital stock which stockholders propose to sell to other parties. This right was terminated upon the completion of our initial public offering. From February 1, 2014 through the completion of our initial public offering, we waived our right of first refusal in connection with the transfer of certain shares of our capital stock by certain of our executive officers. See the section titled “Security Ownership of Certain Beneficial Owners and Management” for additional information regarding beneficial ownership of our capital stock.

Other Transactions

We have entered into change in control and severance agreements with certain of our executive officers that, among other things, provide for certain severance and change in control benefits. See the section titled and “Executive Compensation—Potential Payments upon Termination or Change of Control.”

We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Other than as described above, since February 1, 2014, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.

Policies and Procedures for Related Party Transactions

Our Audit Committee has the primary responsibility for reviewing and approving transactions with related persons. Our Audit Committee charter provides that our Audit Committee shall review and approve in advance any related person transactions. Our Board of Directors has adopted a formal written policy providing that we are not permitted to enter into any transaction that exceeds $120,000 and in which any related person has a direct or indirect material interest without the consent of our Audit Committee. In approving or rejecting any such transaction, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers, directors and 10% stockholders file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received and written representations of our executive officers, directors and 10% stockholders, we believe that during our fiscal year ended January 31, 2015, all Section 16(a) filing requirements were satisfied on a timely basis.

Fiscal Year 2015 Annual Report and SEC Filings

Our financial statements for our fiscal year ended January 31, 2015 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at http://www.boxinvestorrelations.com/ and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Box, Inc., Attention: Investor Relations, 4440 El Camino Real, Los Altos, California 94022.

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The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Los Altos, California

May 11, 2015

BOX, INC.
4440 EL CAMINO REAL
LOS ALTOS, CA 94022
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/BOX
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M93669-P66316
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
BOX, INC.
The Board of Directors recommends you vote FOR the following proposals:
1. Election of Directors
For
Withhold
Nominees:
1a. Dana Evan
1b. Steven Krausz
1c. Aaron Levie
For
Against
Abstain
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2016.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.
Please indicate if you plan to attend this meeting.
Yes
No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX]
Date
Signature (Joint Owners)
Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.
M93670-P66316
BOX, INC.
Annual Meeting of Stockholders
June 23, 2015 1:00 PM PT
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Aaron Levie, Dan Levin and Dylan Smith, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BOX, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, PT on June 23, 2015, at 650 Page Mill Road, Palo Alto, CA 94304, and via live webcast at www.virtualshareholdermeeting.com/BOX, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations and in the discretion of the proxies upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
Address Changes/Comments:
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side